Exhibit 99.3

                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Eastern Environmental Services, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.


Dated: August 26, 1998                  WASTE MANAGEMENT, INC.



                                   By  /s/ Gregory T. Sangalis
                                     -------------------------------------------
                                     Name:  Gregory T. Sangalis
                                     Title: Senior Vice President,
                                            General Counsel and Secretary


                                        OCHO ACQUISITION CORPORATION



                                   By  /s/ Gregory T. Sangalis
                                     -------------------------------------------
                                     Name:  Gregory T. Sangalis
                                     Title: Senior Vice President
                                            and Secretary